UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2012

PANA-MINERALES S.A.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53700	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Commercial Area, Calle 53 Marbella, Panama City Panama
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-51-205-1994

N/A
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

Effective July 16, 2012, Mr. Harry Ruskowsky resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Pana-Minerales S.A. (the “Company”).

Appointment of Officer

Effective upon Mr. Ruskowsky’ resignation, the Board of Directors of the Company (the “Board”) appointed Mr. Yoel A Palomino to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Yoel Palomino is an electronics and communications engineer.   From November 2007 to current date Mr. Palimo has been employed by Galix Biomedical Instrumentation as a Research and Development Engineer responsible for a number of different initiatives including valuating mobile communications platforms, digital and analog circuit design, medical device design, building Linux kernel and Android Operating System/Platform implementation, ECG front end design, to name a few.  Mr. Palomino holds a Bachelor of Science in Electronics and Communications Engineering having graduated in 2010.

Mr. Palomino currently holds no other positions with the Company.  There is no arrangement or understanding pursuant to which Mr. Palomino was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Palomino has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Palomino is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Palomino, or any grant or award to Mr. Palomino or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Palomino.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

Effective July 16, 2012, the Board appointed Mr. Palomino as a member of the Board.  There is no arrangement or understanding pursuant to which Mr. Palomino was appointed as a director of the Company.  It is contemplated that Mr. Palomino may serve on certain committees of the Board, but no such committee appointments have been made at this time.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Palomino is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Palomino, or any grant or award to Mr. Palomino or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Palomino.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   Mr. Palomino’s professional history is noted above.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANA-MINERALES S.A.

Date: July 16, 2012	By:	/s/ Yoel Palomino
	Name:	Yoel Palomino
	Title:	Chi Chief Executive Officer, President, Secretary and Treasurer and Director

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